EXHIBIT 22.1
SUBSIDIARIES

1919 Riverside Corp.
Ambler Bingo, Inc.
Americana I, Inc.
Americana II, Inc.
Americana III, Inc.
Americana IV, Inc.(Lucky)
Bing-O-Rama, Inc.
Charity Amusement of Montgomery, Inc.
Charity Bingo, Inc.
Charity Games of Montgomery
Charity Management of Montgomery
Gamecock Promotions, Inc.
Columbia One Corp.
Concessions Corp.
Hidalgo Charities Inc.
Hidalgo Partnership, Ltd
Lavaca Enterprises, Inc.
Littlefield General Partner Inc.
Littlefield Hospitality Inc.
Low Country Promotions, Inc.
Meeks Management Company
Midlands Promotions, Inc.
Parkway Bingo, Inc.
S.A. Charities, Inc.
Southern Blvd Bingo
Strike It Rich Bingo, Inc.
The Samaritan Associates, Inc.
West Texas Bingo, Inc.
Capitol Charities, Inc.
Charity Bingo-Birmingham, Inc.
Charity Amusement of Millbrook, Inc.
Charity Bingo of Texas, Inc.
Charity Management of Prattville, Inc.
Country’s Amusement Inc
Dabber's Bingo, Inc.
Delray Hall for Hire, Inc.
Delta Bingo, Inc.
Forest Bingo, Inc.
Grenada Bingo, Inc.
Louisville Bingo, Inc.
Lucky 4, Inc.
Lucky Bingo, Inc.
Starkville Bingo, Inc.
Texas Charities, Inc.
Travis Charities, Inc.